EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2016-C2 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 787 Seventh Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 787 Seventh Avenue Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the 787 Seventh Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Special Servicer for the 787 Seventh Avenue Mortgage Loan on and after March 1, 2025, Wilmington Trust, National Association, as Trustee for the 787 Seventh Avenue Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the 787 Seventh Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 787 Seventh Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Naples Grande Beach Resort Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Naples Grande Beach Resort Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Naples Grande Beach Resort Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Naples Grande Beach Resort Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Naples Grande Beach Resort Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Naples Grande Beach Resort Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Naples Grande Beach Resort Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Naples Grande Beach Resort Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Hall Office Park A1/G1/G3 Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Hall Office Park A1/G1/G3 Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Hall Office Park A1/G1/G3 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Hall Office Park A1/G1/G3 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Hall Office Park A1/G1/G3 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Hall Office Park A1/G1/G3 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Hall Office Park A1/G1/G3 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Hall Office Park A1/G1/G3 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Williamsburg Premium Outlets Mortgage Loan on and after March 1, 2025, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Williamsburg Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Williamsburg Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Williamsburg Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Williamsburg Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Williamsburg Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Palisades Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Palisades Center Mortgage Loan on and after March 1, 2025, Wells Fargo Bank, National Association, as Special Servicer for the Palisades Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Special Servicer for the Palisades Center Mortgage Loan on and after March 1, 2025 and prior to April 17, 2025, Mount Street US (Georgia) LLP, as Special Servicer for the Palisades Center Mortgage Loan on and after April 17, 2025, Wilmington Trust, National Association, as Trustee for the Palisades Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Palisades Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Palisades Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Palisades Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One Harbor Point Square Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the One Harbor Point Square Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the One Harbor Point Square Mortgage Loan, Deutsche Bank Trust Company Americas, as Trustee for the One Harbor Point Square Mortgage Loan, Deutsche Bank Trust Company Americas, as Custodian for the One Harbor Point Square Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Harbor Point Square Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the One Harbor Point Square Mortgage Loan.

Dated: March 19, 2026

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)